AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM

1.  Security Purchased:     CMS 5.05%  03/15/2022

2.  Cusip Number:  125896BK5

3.  Date of Purchase:   03/07/2012

4.  Broker Name:         BNP Paribas
(Cannot purchase directly from PNC Affiliated Underwriter)

5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets; (iv) duration / convexity; (v) diversification; (vi)spread; and any other considerations pertinent to the account:

Yes______X__     No________
(only for separately managed accounts subadvised by PNC Capital)

6.  Issuer:  CMS Energy Corp.

7.  Name of Affiliated Underwriter (as defined in PNC Funds',
PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):

PNC Capital Markets LLC

8.     Aggregate principal amount
   of purchase:       $1,000,000

9.  Aggregate principal amount
   of offering:       $300,000,000

10.  Purchase price (net of fees and expenses):    99.689

11.  Date offering commenced:    March 7, 2012

12.  Offering price at end of first day on which any sales
were made:    100.617

13.  Commission, spread or profit:

14.  Have the following conditions been satisfied:    Yes   OR   No

 a. Does the account's governing
document(s) allow for this security to be purchased?   YES

b. The securities are a part of an
issue registered under the Securities
Act of 1933, as amended, which is being
offered to the public, or are Eligible
Municipal Securities or are securities
sold in an Eligible Foreign Offering,
or are securities sold in an Eligible
Rule 144A Offering.                                 YES

c. The securities were purchased prior
to the end of the first full day on
which any sales were made, at a price
that was not more than the price paid
by each other purchaser of securities
in that offering or in any concurrent
offering of the securities (except, in
the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to
existing security holders of the
issuer) or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which  the rights offering terminated.               YES

_
d. The underwriting was a firm
commitment underwriting?                              YES

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for
underwriting similar securities during
the same period?                                    YES

f. In respect of any securities other
than Eligible Municipal Securities, the
issuer of such securities has been in
continuous operation for not less than
three years (including the operations
of predecessors).                                    YES

_
g. The amount of such securities
purchased by the account(s)  and any
other investment companies advised by
PNC Capital Advisors, LLC did not
exceed (i) if purchased in an offering
other than an Eligible Rule 144A
Offering, 25% of the principal amount
of the securities being offered, or
(ii) if purchased in an Eligible Rule
144A Offering, 25% of the total of (A)
the principal amount of the class of
securities being offered that were sold
by underwriters or members of the
selling syndicate to qualified
institutional buyers (as defined in
Rule 144A(a)(1) under the Securities
Act of 1933, as amended), plus (B) the
principal amount of the class of
securities being offered in any
concurrent offering.                                  YES

h. No Affiliated Underwriter was a
direct or indirect participant in, or
benefited directly or indirectly from,
the purchase?                                         YES

  Portfolio Manager(s)
(Name):  Timothy Compan
    _________________________________
Signature(s):
Date: __3/7/2012

Board of Trustees Review Date (PNC Funds & PNC Advantage Funds):


Account Information (please list accounts below or attach a worksheet with the following information included):


Account Number    Par       Exec Price

carm0034         500,000         99.689
carm0044         100,000         99.689
carm0fi7          45,000         99.689
cn000072          60,000         99.689
cn000111          20,000         99.689
cn000555          10,000         99.689
cn000813          25,000         99.689
cp001156          20,000         99.689
cp001253         170,000         99.689
cp001397          10,000         99.689
cp005512          20,000         99.689
cp006147          20,000         99.689